UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 7, 2007

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 255 City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 964-2848

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

(d) On February 7, 2007, Elliot M. Maza accepted the appointment of the Board of Directors (the “Board”) of AXM Pharma, Inc. (the “Company”) to serve as a director on the Board and as Chairman of the Audit Committee.  The Company will provide Mr. Maza a director's fee for his service on the Board and as Audit Committee Chair in the amount of $6,000 per month.

Mr. Maza is currently the Executive Vice President and Chief Financial Officer of Intellect Neurosciences, Inc., a biopharmaceutical company specializing in the research and development of drugs to treat Alzheimer’s disease and other major disorders of the central nervous system.  Prior to joining Intellect Neurosciences, Inc., Mr. Maza was Chief Financial Officer of Emisphere Technologies, Inc.  (NASDAQ: EMIS), a biopharmaceutical company. Since December 2004, Mr. Maza has also served as a member of the Board of Directors and chairman of the audit committee of Tapestry Pharmaceuticals Inc. (NASDAQ: TPPH).  Mr. Maza previously practiced law at Sullivan and Cromwell LLP.  Mr. Maza received his J.D. degree from the University of Pennsylvania Law School in 1985 and his C.P.A. from the State of New Jersey in 1981.  Mr. Maza formerly served as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  February 8, 2007

        By:     /s/ Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer